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                                                                    Exhibit 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


  We have issued our reports dated May 11, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Kent Electronics Corporation and Subsidiaries on Form 10-K for the year ended April 3, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

GRANT THORNTON LLP


Houston, Texas
August 31, 1999